Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 18, 2015, Synacor, Inc. (“Synacor”) and Sync Holdings, LLC, its wholly-owned subsidiary, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Zimbra, Inc. (“Zimbra”) to acquire assets related to Zimbra’s email collaboration products and services business (the “Purchased Business”). Synacor completed the acquisition (the “Acquisition”) on September 14, 2015 (the “Closing”). Following the Closing, many of Zimbra’s employees who supported the Purchased Business commenced employment with Synacor and Zimbra changed its name to TZ Holdings, Inc.

At the Closing, in consideration for the Purchased Business, Synacor issued to Zimbra 2,400,000 shares of its Common Stock (such shares, the “Closing Stock Consideration”) and warrants to purchase 480,000 shares of Common Stock (the “Closing Warrants”).

Synacor held back and deferred the issuance of an additional 600,000 shares of Common Stock (the “Holdback Stock” and together with the Closing Stock Consideration, the “Stock Consideration”) and warrants to purchase an additional 120,000 shares of Common Stock (the “Holdback Warrants” and together with the Closing Warrants, the “Warrants”) to secure Zimbra’s indemnification obligations under the Asset Purchase Agreement. For purposes of determining the number of Holdback Shares and Holdback Warrants used to satisfy Zimbra’s indemnification obligations under the Asset Purchase Agreement, (i) the Holdback Shares will be valued at the volume weighted average of the closing prices of the Common Stock during the ten business days prior to the final determination of the indemnification claim (the “Volume Weighted Average Price”) and (ii) the Holdback Warrants will be valued based on a Black-Scholes calculation and the Volume Weighted Average Price. Any Holdback Shares and Holdback Warrants not used to satisfy indemnification claims (including pending claims) will be issued eighteen months following the Closing.

In connection with the Acquisition, Zimbra has agreed not to sell, transfer or otherwise dispose of any portion of the Stock Consideration until the first anniversary of the Closing. Upon the first anniversary of the Closing, the restrictions will lapse with respect to 1/6th of the Stock Consideration, and upon the completion of each of the five months thereafter, the restrictions will lapse with respect to an additional 1/6th of the Stock Consideration. Following the lapse of such restrictions, Zimbra may transfer the Stock Consideration solely to its stockholders.

The exercise price of the Warrants is $3.00 per share. The Warrants have a term of three years following the Closing and are not exercisable until the first anniversary of the Closing. Upon the first anniversary of the Closing, the Warrants will become exercisable with respect to 1/6th of the shares underlying the Warrants, and upon the completion of each of the five months thereafter, the Warrants will become exercisable with respect to an additional 1/6th of the shares underlying the Warrants.

In addition to the Stock Consideration and the Warrants, Synacor paid Zimbra $17,310,000 in cash (the “Cash Consideration”) at the Closing, and Zimbra will be eligible to receive up to an additional $2.0 million in cash upon the satisfaction of certain business performance milestones after the Closing, subject to and contingent upon any reduction to satisfy indemnification claims (including pending claims), as further described in the Asset Purchase Agreement.

Additionally, Synacor assumed certain obligations of Zimbra, including the performance of Zimbra’s post-closing obligations under contracts assigned to Synacor.

The following unaudited pro forma condensed combined statements of operations, referred to as the pro forma financial statements, present the combination of the historical consolidated statements of operations of Synacor and Zimbra for the year ended December 31, 2014 and for the nine months ended September 30, 2015, adjusted to give effect to the Acquisition.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and for the nine months ended September 30, 2015 assume that the Acquisition took place on January 1, 2014, the beginning of Synacor’s most recently completed fiscal year. Because Synacor and Zimbra have different fiscal year ends, Synacor’s audited consolidated statement of operations for the year ended December 31, 2014 has been combined with Zimbra’s unaudited consolidated statement of operations for the twelve months ended October 31, 2014 and Synacor’s unaudited consolidated statement of operations for the nine months ended September 30, 2015 (including the effect of the Acquisition as of September 15, 2015) has been combined with Zimbra’s unaudited consolidated statement of operations for the nine months ended July 31, 2015.

Additionally, adjustments have been made to the statements of operations to carve out Zimbra’s Social software platform that was not acquired. Accordingly, revenue and expenses related to Zimbra’s Social software platform have been excluded from the unaudited pro forma financial statements, as further described in Note 2 to the unaudited pro forma financial statements.

The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma financial statements for illustrative purposes. The actual results reported in periods following the Acquisition may differ significantly from those reflected in these pro forma financial statements for a number of reasons, including but not limited to, differences between the assumptions used to prepare the pro forma financial statements and actual amounts, cost savings from operating efficiencies and potential synergies, the impact of the incremental costs incurred in integrating Zimbra’s operations, and changes in the allocation of purchase price.

As a result, the pro forma statements do not purport to be indicative of what the results of operations would have been had the Acquisition been completed on January 1, 2014. The pro forma financial statements are based upon the historical financial statements of Synacor and Zimbra and do not purport to project the future results of operations after giving effect to the Acquisition.

The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages. The pro forma adjustments are based on assumptions relating to the allocation of the purchase price to the acquired assets and liabilities of Zimbra based on preliminary estimates of fair value. The final purchase price and the allocation thereof may differ from that reflected in the pro forma financial statements after final valuation procedures are performed and amounts are finalized.

As noted above, the pro forma financial statements are derived from the historical financial statements of Synacor and Zimbra and have been prepared to illustrate the effects of the Acquisition, including the financing of the Acquisition. The pro forma financial statements should be read in conjunction with the historical financial statements and the accompanying notes of Synacor and Zimbra.

Synacor, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations - Unaudited

For Nine Months Ended September 30, 2015

($ in thousands)

	Historical
	Synacor, Inc	Zimbra, Inc.	Carve Out (Note 2)	Pro Forma Adjustments	Note 3	Pro Forma As Adjusted

REVENUE	$77,797	$30,277	$(7,062)	$(3,383)	A	$97,629
COSTS AND OPERATING EXPENSES:
Cost of revenue (1)	40,205	6,686	(3,366)	(79)		43,446
Technology and development (1)	13,788	8,039	(3,410)	175		18,592
Sales and marketing (1)	11,475	8,829	(2,048)	367		18,623
General and administrative (1)	10,437	6,814	(1,873)	(1,821)		13,557
Depreciation and amortization	4,716	1,330	(150)	422		6,318

Total costs and operating expenses	80,621	31,698	(10,847)	(936)	A	100,536

LOSS FROM OPERATIONS	(2,824)	(1,421)	3,785	(2,447)		(2,907)

OTHER (EXPENSE) INCOME	(31)	(711)	—	—		(742)

INTEREST EXPENSE	(144)	(2,892)	—	2,892	B	(144)

LOSS BEFORE INCOME TAXES AND EQUITY INTEREST	(2,999)	(5,024)	3,785	445		(3,793)
(BENEFIT) PROVISION FOR INCOME TAXES	30	1,253	—	(873)	C	410
LOSS IN EQUITY INTEREST	(57)	—	—	—		(57)

NET LOSS	$(3,086)	$(6,277)	$3,785	$1,318		$(4,260)

NET LOSS PER SHARE:

Basic	$(0.11)					$(0.14)

Diluted	$(0.11)					$(0.14)

WEIGHTED AVERAGE SHARES USED TO COMPUTE NET LOSS PER SHARE:

Basic	27,617			2,235		29,852

Diluted	27,617			2,235		29,852

Notes:

(1)	Exclusive of depreciation and amortization shown separately.

Synacor, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations - Unaudited

For Year Ended December 31, 2014

($ in thousands)

	Historical
	Synacor, Inc	Zimbra, Inc.	Carve out (Note 2)	Pro Forma Adjustments	Note 3	Pro Forma As Adjusted

REVENUE	$106,579	$43,384	$(11,744)	$(4,012)	A	$134,207
COSTS AND OPERATING EXPENSES:
Cost of revenue (1)	57,939	11,589	(5,561)	(137)		63,830
Technology and development (1)	26,259	11,420	(5,493)	192		32,378
Sales and marketing (1)	10,807	15,044	(4,001)	401		22,251
General and administrative (1)	14,249	7,553	(2,638)	(34)		19,130
Depreciation and amortization	5,126	1,750	(200)	427		7,103

Gain on Sale of Domain	(1,000)	—	—	—		(1,000)

Total costs and operating expenses	113,380	47,356	(17,893)	849	A	143,692

LOSS FROM OPERATIONS	(6,801)	(3,972)	6,149	(4,861)		(9,485)
OTHER (EXPENSE) INCOME	(28)	31	—	—		3
INTEREST EXPENSE	(218)	(3,942)	—	3,942	B	(218)

LOSS BEFORE INCOME TAXES AND EQUITY INTEREST	(7,047)	(7,883)	6,149	(919)		(9,700)
(BENEFIT) PROVISION FOR INCOME TAXES	4,821	651	—	(218)	C	5,254

LOSS IN EQUITY INTEREST	(1,063)	—	—	—		(1,063)

NET LOSS	$(12,931)	$(8,534)	$6,149	$(701)		$(16,017)

NET LOSS PER SHARE:

Basic	$(0.47)					$(0.54)

Diluted	$(0.47)					$(0.54)

WEIGHTED AVERAGE SHARES USED TO COMPUTE NET LOSS PER SHARE:

Basic	27,390			2,400		29,790

Diluted	27,390			2,400		29,790

Notes:

(1)	Exclusive of depreciation and amortization shown separately.

Synacor, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Financial Statements

Note 1—Basis of presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under U.S. GAAP and are based on the historical consolidated financial statements of Synacor, Inc. (“Synacor”) for the year ended December 31, 2014 and nine months ended September 30, 2015 (including the effect of the Acquisition as of September 15, 2015) combined with the historical consolidated financial statements of Zimbra, Inc. (“Zimbra”) for the twelve months ended October 31, 2014 and the nine months ended July 31, 2015, respectively. Following the Closing, Zimbra changed its name to TZ Holdings, Inc.

The unaudited pro forma condensed combined statements of operations for Synacor and Zimbra for the year ended December 31, 2014 and the nine months ended September 30, 2015 give effect to Synacor’s acquisition from Zimbra (the “Acquisition”) of certain assets related to Zimbra’s email collaboration products and services business (the “Purchased Business”).

We prepared the unaudited pro forma condensed combined financial information using the acquisition method of accounting, which is based upon Accounting Standards Codification (“ASC”) 805, Business Combinations, the Financial Accounting Standard Board’s (“FASB”) standard related to business combinations. The business combination standard incorporates the FASB standard related to fair value measurement concepts. We have adopted both FASB standards related to business combinations and fair value measurements as required. The FASB standard issued related to business combinations requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the standard establishes that the consideration transferred be measured at the closing date of the acquisition at the then-current market price. The transaction fees and expenses have been excluded from the unaudited pro forma condensed combined statements of operations as they are non-recurring. ASC 820, Fair Value Measurements and Disclosures , the FASB’s standard related to fair value measurements, defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of inputs used to develop the fair value measures. Fair value is defined in the standard as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, we may be required to record assets that we do not intend to use or sell (defensive assets) and/or to value assets at fair value measurements that do not reflect our intended use of those assets. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The assumptions and related pro forma adjustments described below have been developed based on assumptions and adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed from Zimbra based on preliminary estimates of fair value. The final purchase price allocation will differ from that reflected in the pro forma financial statements after final valuation procedures are performed and amounts are finalized.

The unaudited pro forma condensed combined financial statements are preliminary, are provided for illustrative purposes only and do not purport to represent what our actual consolidated results of operations would have been had the Acquisition occurred on the date assumed, nor are they indicative of our future consolidated results of operations. The actual results reported in periods following the Acquisition may differ significantly from those reflected in these pro forma financial statements for a number of reasons, including but not limited to, differences between the assumptions used to prepare these pro forma financial statements and actual amounts, cost savings from operating efficiencies, timing and impact of potential synergies, the impact of the incremental costs incurred in integrating Zimbra’s operations, and changes in the allocation of purchase price. As a result, the pro forma information does not purport to be indicative of what the results of operations would have been had the Acquisition been completed on January 1, 2014. The pro forma financial statements are based upon the historical consolidated financial statements of Synacor and Zimbra and do not purport to project the future results of operations after giving effect to the Acquisition.

Note 2—Carve Out Adjustments to Zimbra Financial Statements

The following carve out adjustments have been made to Zimbra’s statements of operations to carve out the portions of Zimbra’s business not acquired:

Carve outs included in the unaudited adjusted historical consolidated statement of operations for the nine months ended September 30, 2015 ($ in thousands):

	Before Adjustment	Carve out Increase (Decrease)		After Adjustment
Revenue	$30,277	$(7,062	)(1)	$23,215
Cost of revenue	6,686	(3,366	)(1)	3,320
Technology and development expenses	8,039	(3,410	)(1)	4,629
Sales and marketing expenses	8,829	(2,048	)(1)	6,781
General and administrative	6,814	(1,873	)(1)	4,941
Depreciation and amortization	1,330	(150	)(1)	1,180

Note:

(1)	Carve out adjustments represents the removal of the “Social” software platform revenue and expense of Zimbra’s business that was not acquired.

Carve out included in the unaudited adjusted historical consolidated statement of operations for the year ended December 31, 2014 ($ in thousands):

	Before Adjustment	Carve out Increase (Decrease)		After Adjustment
Revenue	$43,384	$(11,744	)(1)	$31,640
Cost of revenue	11,589	(5,561	)(1)	6,028
Technology and development expenses	11,420	(5,493	)(1)	5,927
Sales and marketing expenses	15,044	(4,001	)(1)	11,043
General and administrative	7,553	(2,638	)(1)	4,915
Depreciation and amortization	1,750	(200	)(1)	1,550

Note:

(1)	Carve out adjustments represents the removal of the “Social” software platform revenue and expense of Zimbra’s business that was not acquired.

Note 3—Adjustments to Statements of Operations

The unaudited pro forma condensed combined statements of operations reflect the following adjustments ($ in thousands):

A.

Cost of goods sold, Technology and development expenses, Sales and marketing expenses, General and administrative, and Depreciation and amortization:

	For the Nine Months Ended September 30, 2015	For the Year Ended December 31, 2014
Revenue (1) (4)	$(3,383)	$(4,012)
Cost of revenue (2) (4)	(79)	(137)
Technology and development expenses (2)	175	192
Sales and marketing expenses (2)	367	401
General and administrative (2) (3)	(1,821)	(34)
Depreciation and amortization (5)	422	427

Notes:

(1)	Adjustments have been included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and year ended December 31, 2014 to reflect the fair value adjustments of deferred revenue liabilities assumed.
(2)	Adjustments have been included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and year ended December 31, 2014 to include stock-based compensation expense related to stock options that were granted to Zimbra employees who accepted employment with Synacor.
(3)	Adjustments have been included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and year ended December 31, 2014 to remove expense directly related to the acquisition of Zimbra by Synacor.
(4)	Adjustments have been included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and year ended December 31, 2014 to remove intercompany revenue and expense between Zimbra and Synacor of $0.32 and $0.40 million, respectively.
(5)	Adjustments have been included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and year ended December 31, 2014 to eliminate historical depreciation and amortization expense of $1.18 and $1.55 million, respectively, related to historical values of Zimbra property, plant and equipment, and intangible assets, and to record estimated depreciation and amortization expenses of $1.60 and $1.98 million, respectively, based on estimated preliminary values of the acquired property, plant and equipment, and intangible assets. The estimated preliminary values of acquired intangible assets have a weighted average useful life of 9.5 years.

B.

Interest expense:

Prior to the Acquisition, Zimbra had utilized various debt instruments to support its ongoing operations. Zimbra’s debt obligations were paid in full as a condition to the closing of the Acquisition, and Synacor will not require the use of debt instruments to support the business going forward. Thus adjustments have been included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and year ended December 31, 2014 to eliminate Zimbra’s historical interest expense.

The following reconciliation provides additional details behind the pro forma interest expense adjustment reflected in the accompanying unaudited pro forma condensed combined statements of operations ($ in thousands):

	For the Nine Months Ended September 30, 2015	For the Year Ended December 31, 2014
Elimination of the historical interest expense of Zimbra, Inc.(1)	2,892	3,942

Note:

(1)	Elimination of interest on Zimbra existing debt to be repaid with the proceeds of the purchase price.

C.

Income tax expense ($ in thousands):

	For the Nine Months Ended September 30, 2015	For the Year Ended December 31, 2014
Income tax expense(1)	$(873)	$(218)

Note:

(1)	The adjustments to income tax expense reflect the tax impact of opening balance sheet purchase accounting adjustments. This estimate of income tax expense is preliminary and is subject to change based upon the final determination of blended statutory tax rate post-acquisition, valuation allowance assessments, and management’s final determination of the fair values of tangible and identifiable intangible assets acquired and liabilities assumed by jurisdiction. The income tax expense represents applying the statutory tax rates of the relevant jurisdictions to the respective pro forma results presented. These rates do not reflect our effective tax rate, which includes other items and may be significantly different than the rates assumed for purposes of preparation of the unaudited condensed combined pro forma financial statements for a variety of factors.